Exhibit 99.1

[sfbc international logo]

Contact:
Ana Lopez                                         Evan Smith, CFA / Erica Pettit
SFBC International, Inc.                          KCSA Worldwide
305-895-0304                                      212-896-1251 / 212-896-1248


                           SFBC INTERNATIONAL REPORTS
                            RECORD FIRST QUARTER 2004
                                                       - - -
              Raises Guidance to $131 - $138 Million in Revenue and
                      Earnings per Share of $1.52 - $1.62

MIAMI, April 26, 2004 -- SFBC International, Inc. (NASDAQ: SFCC), a provider of specialized drug development services to global and specialty pharmaceutical, biotechnology and generic drug companies, today announced its first quarter 2004 results for the period ended March 31, 2004.

Revenue for the first quarter 2004 was $33.5 million compared to $18.7 million for the quarter ended March 31, 2003, an increase of 79.4 percent. For the first quarter 2004, SFBC recorded net revenues by geographic region of $17.4 million from U.S. operations and $16.1 million from foreign operations. SFBC reported gross margins of 44.0 percent in the first quarter of 2004 compared with gross margins of 43.4 percent in the prior year's period. Net earnings for the first quarter of 2004 increased 91.8 percent to $3.7 million compared to $1.9 million for the first quarter of 2003. Capital expenditures were approximately $14.4 million in the first quarter of 2004, including approximately $12.1 million that was used to purchase the property that houses our Miami operations and corporate headquarters. Earnings per fully diluted share were $0.36 in the first quarter of 2004 compared to $0.26 in the first quarter of 2003, an increase of 38.5 percent. Average shares used in computing earnings per share reflect an increase of 38.4 percent primarily due to the November 2003 stock offering and the acquisition of Clinical Pharmacology in August 2003.

 Arnold Hantman, chief executive officer of SFBC, stated, "The strength of our results in the first quarter places SFBC in a strong position to deliver on the increased revenue and EPS guidance for 2004 we have provided today. As our operational and financial performance continues to build, we are confident that we can leverage our core platform with strategic acquisitions in 2004 to further expand our performance in the future. Our existing and new clients continue to reward us with larger contracts that encompass the breadth of our service capabilities in early clinical development, including Phase I and II clinical trials and bioanalytical laboratory services, as well as our complementary services, including Phase III clinical trial management, biostatistics, data management, and regulatory and drug submission services."

Lisa Krinsky, M.D., chairman and president, commented, "We are seeing strong demand throughout all areas of our business in the U.S., Canada and Europe from our existing client base of global and specialty pharmaceutical, biotechnology and generic drug companies. The demand for our expertise in large early clinical development studies as well as projects from small- to mid-size clients were significant drivers of our growth. With the purchase of our Miami facility, we believe we are in an even better position to meet the growing needs of our expanded client base."

PRO FORMA FINANCIAL INFORMATION
The "pro forma" tables below reflect SFBC's actual results of operations for the first quarter ended March 31, 2004 and its pro forma results of operations for that quarter. The pro forma adjustment reflects the application of U.S.$1,057,743 in the first quarter 2004 in Canadian tax credits and reclassifies the credits to the costs which generated them. Under U.S. generally accepted accounting principles ("GAAP"), the tax credits are applied as a reduction of "Income tax expense" on the income statement rather than against the actual costs that generated the credits.

SFBC's effective tax rate in the first quarter of 2004 was 21.6 percent compared with 14.2 percent in the first quarter of 2003.

This unaudited pro forma presentation, which is not in conformity with GAAP, assists SFBC's management in comparing its operating margins and income tax rate with those of other companies in its sector. For this reason SFBC believes the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered to be a substitute for its GAAP results.

FISCAL 2004 GUIDANCE
Based upon SFBC's current business trends and activities, SFBC is raising its guidance to approximately $131 - $138 million in revenue and earnings per share of $1.52 - $1.62 for fiscal 2004, excluding potential acquisitions. This guidance reflects the increase in SFBC's outstanding shares.

CONFERENCE CALL INFORMATION
SFBC will host a live conference call and listen-only Webcast to discuss its first quarter 2004 results at 8:30 a.m. EDT tomorrow, Tuesday, April 27, 2004. To participate in the conference call, please dial (800) 683-1565 (United States) or (973) 409-9258 (International). A listen-only Webcast of the conference call will be available at www.sfbci.com.

For those unable to participate in the live conference, there will be an audio replay available from April 27, 2004 at 11:00 a.m. EDT through May 11, 2004 at 11:59 p.m. EDT, by dialing (877) 519-4471 (Domestic) or (973) 341-3080
(International) and entering the pass code: 4697563 for both telephone numbers. In addition, a replay of the live Webcast will also be available at www.sfbci.com from April 27, 2004 at 11:00 a.m. EDT through May 26, 2004 at 11:59 p.m. EDT.

ABOUT SFBC INTERNATIONAL, INC.
SFBC International, Inc. is a contract research organization, providing a range of specialized drug development services to pharmaceutical, biotechnology and generic drug companies. The company is a provider of early clinical development services, specializing primarily in the areas of Phase I and Phase II clinical trials and bioanalytical laboratory services. SFBC also provides a range of complementary services to its clients, including early clinical pharmacology research, biostatistics and data management, and regulatory and drug submission as well as Phase III and Phase IV clinical trial management services in select therapeutic areas. Additional information is available at the Company's website, www.sfbci.com.

FORWARD-LOOKING STATEMENTS
The statements made in this press release concerning 2004 guidance, completing strategic acquisitions, and being able to meet the growing needs of our clients are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Forward-looking statements involve known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include, but are not limited to, changes affecting the clinical research industry, a reduction of outsourcing by pharmaceutical and biotechnology companies, SFBC's ability to compete in attracting pharmaceutical companies in order to develop additional business, its continued ability to recruit participants for clinical studies, its clients' ability to provide the drugs and medical devices used in its clinical trials, the economic climate nationally and internationally as it affects drug development operations, United States and foreign regulatory changes and the future market price of SFBC's stock. Further information on SFBC's risk factors is contained in its October 31, 2003 prospectus, Form 10-K and other filings with the Securities and Exchange Commission. The information provided herein and in the attached tables is as of the date of this release and SFBC assumes no obligation to update this information.


                                      # # #

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2004
================================================================================

                                                            Three Months Ended
                                                                  March 31,
                                                           2004              2003
                                                           ----              ----
Net revenue                                            $ 33,485,539      $ 18,670,036
Costs and expenses
      Direct costs                                       18,763,948        10,568,592
      Selling, general and administrative expenses       10,034,111         5,814,860
                                                       ------------      ------------
           Total costs and expenses                      28,798,059        16,383,452
           Earnings from operations                       4,687,480         2,286,584
Other income (expense)
      Interest income                                       172,686            52,015
      Interest expense                                     (105,548)          (74,439)
                                                       ------------      ------------
           Total other income (expense)                      67,138           (22,424)
                                                       ------------      ------------
           Earnings before taxes                          4,754,618         2,264,160
Income tax expense                                        1,028,310           320,876
                                                       ------------      ------------
           Net earnings                                $  3,726,308      $  1,943,284
                                                       ============      ============
Earnings per share:
      Basic                                            $       0.37      $       0.27
                                                       ============      ============
      Diluted                                          $       0.36      $       0.26
                                                       ============      ============
Shares used in computing earnings per share:
      Basic                                               9,988,329         7,219,558
                                                       ============      ============
      Diluted                                            10,495,962         7,582,589
                                                       ============      ============

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2004
================================================================================

                                                                 (Unaudited)     (Audited)
                                                                  March 31,     December 31,
                                                                    2004            2003
                                                                    ----            ----
ASSETS
Cash, equivalents, and investments in marketable securities      57,830,772      59,931,998
Accounts receivable                                              33,670,915      32,857,531
Total current assets                                             96,364,394      98,530,957

Fixed assets                                                     37,278,689      24,177,018

Total assets                                                    188,523,234     173,050,602

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                              21,404,134      19,149,926

Total liabilities                                                34,598,438      23,107,330

Stockholders' equity                                            153,924,796     149,943,272

Total liabilities and stockholders' equity                      188,523,234     173,050,602


SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
SELECTED PROFORMA QUARTERLY  DISCLOSURES
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2004 (all in $USD)

RECAST PROFORMA INCOME STATEMENT TO REFLECT THE IMPACT
------------------------------------------------------
OF CANADIAN TAX CREDITS
-----------------------

                                                                                       ADJUSTED
                                                                                       PROFORMA
                                                                      CANADIAN          INCOME
                                               REPORTED                 TAX           REFLECTING
                                                ACTUAL                 CREDIT          CANADIAN
                                              RESULTS FOR             RECLASS        TAX CREDITS
                                              THE QUARTER              FOR THE         FOR THE
                                                 ENDED              QUARTER ENDED    QUARTER ENDED
                                               3/31/2004             3/31/2004        3/31/2004
                                                                        (A)              (B)
Net revenue                                    $ 33,485,539 100.0%                   $ 33,485,539  100.0%

Costs and expenses
     Direct costs                              $ 18,763,948  56.0%    $ (886,258)      17,877,690   53.4%
     Selling, general and
       administrative expenses                 $ 10,034,111  30.0%    $ (171,485)        9,862,62   29.5%
                                               ------------           ---------------------------
        Total costs and expenses                 28,798,059  86.0%    (1,057,743)      27,740,316   82.8%
        Earnings from operations                  4,687,480  14.0%     1,057,743        5,745,223   17.2%
Other income (expense)
     Interest income                           $    172,686                               172,686
     Interest expense                          $   (105,548)                             (105,548)
                                               ------------           ---------------------------
        Total other income (expense)                 67,138                   --           67,138
                                               ------------           ---------------------------
        Earnings before taxes                     4,754,618            1,057,743        5,812,361
Income tax expense                             $  1,028,310  21.6%    $1,057,743        2,086,053   35.9%
                                               ------------           ---------------------------
                                                                                   ----------------
        Net earnings                           $  3,726,308  11.1%    $       --     $  3,726,308   11.1%
                                               ============           ===========================
Earnings per share:
     Basic                                     $       0.37                          $       0.37
                                               ============                          ============
     Diluted                                   $       0.36                          $       0.36
                                               ============                          ============
Shares used in computing earnings per share:
     Basic                                        9,988,329                             9,988,329
                                               ============                          ============
     Diluted                                     10,495,962                            10,495,962
                                               ============                          ============

(A) The Canadian government encourages research and development activities by partially offsetting their costs through tax credits. Under United States GAAP, these credits are applied against "Income tax expense" on the income statement rather than against the underlying "Direct costs" or "Selling, general and administrative expenses" that generated the credit. Our current statutory rate on profits for United States operations is approximately 40%. The statutory tax rate in Quebec, Canada, where our principal Canadian operations are located, is approximately 33% (before the application of the tax credits).

(B) During the three-month period ended March 31, 2004, our Canadian operations generated approximately $1.1 million in tax credits. This column shows the pro forma impact on our operating results and ratios as if these credits were applied against the underlying expense line items that generated the credit rather than applying the credits against "Income tax expense." We believe that the above pro forma presentation, which is not in conformity with GAAP, assists our management in comparing our operating margins and income tax rates to those of other companies in our sector. For this reason, we believe the pro forma table is useful to investors, but it is presented only for informational purposes and should not be considered as a substitute for our GAAP results.

NET REVENUE BY GEOGRAPHIC REGION
--------------------------------

                                               THE THREE
                                              MONTH PERIOD
                                                 ENDED
                                               3/31/2004

Net revenue from foreign operations            $ 16,065,221
Net revenue from US operations                   17,420,318
                                               ------------

Total for the period ended March, 31, 2004     $ 33,485,539
                                               ============